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                                  AGREEMENT ON
                  EXPLORATION OF NATAL I & NATAL II CONCESSIONS

                                       13

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                                  AGREEMENT ON
                  EXPLORATION OF NATAL I & NATAL II CONCESSIONS


         This Agreement is made as of this 12th day of October, 1998 ("Effective Date") between Dragon Diamond Corporation ("Dragon")
and
South African Diamond Holding Corp. ("SADIA") together with its wholly owned United States and Venezuelan subsidiaries, namely Adamantine Mining Corp. (U.S.A.) ("Adamantine U.S.A."), and Compania Minera Adamantine, C.A. ("Adamantine Venezuela"), all hereunder referred to collectively as "SADIA Group"

RECITALS

            A. South African Diamond Mining Corp. wholly owns Adamantine Mining Corp. (U.S.A.), and Adamantine Mining Corp. (U.S.A.) wholly owns Minera Adamantine, C.A., and Minera Adamantine C.A. has exclusively contractual rights (the "Contract Rights") to carry out such activities consisting of exploration for, and development and exploitation of, gold-bearing ores, alluvial diamonds, and diamond-bearing veins throughout the territory that makes up the Guayana Region, in the Capital District of Cedeno in the State of Bolivar, Venezuela, known as Natal I and II (the "Properties") totally approximately 6,378.17 hectares.

            B. Dragon wishes to acquire an interest in the Contract Rights exclusively for the Properties, and SADIA Group is willing to grant any and all of the Contract Rights to Dragon.


            ARTICLE I 1.1 General. Dragon and SADIA Group hereby enter into this Agreement for the purposes hereinafter stated. All of the rights and obligations of the Participants in connection with the Properties and all Operations shall be subject to and governed by this Agreement. SADIA Group hereby grants to Dragon exclusively any and all of the Contract Rights for the exploration, and development and exploitation of, gold-bearing ores, alluvial diamonds, and diamond-bearing veins throughout the Properties according to the terms of this Agreement.

            1.2 Purposes. This agreement is entered into for the purpose of establishing diamond operations within the Properties, which may include the following:-

               a) to establish alluvial exploration and exploitation programs;
               b) to establish central and field diamond buying offices;
               c) to establish a Miner's Small Tools Program;
               d) to evaluate existing and explore new kimberlite locations;
               e) to evaluate the possible development and mining by exploration and, if justified, to engage in development and mining;
               f) to conduct further exploration within the Properties;
               g) to perform any other activity necessary, appropriate, or incidental to any of the foregoing included in the Contract Rights within the Properties.

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            1.3 Term.  The term of this  Agreement  shall be for a term of three
(3) years from the Effective Date unless the contract is earlier terminated as herein provided.


ARTICLE II
REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS; INDEMNITIES

            2.1 Representations and Warranties of Both Participants. As of the Effective Date, each Participant warrants and represents to the other that:-

            a) it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

            b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, board of Directors, shareholder, surface and mineral rights owner, lessor, lessee and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            c) it will not breach any other agreement or arrangement by entering into or performing this Agreement;

            d) it is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude the permitting or implementation of Operations under this Agreement; and

            e) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

            2.2 Representations of SADIA Group. As of the Effective Date, SADIA Group makes the following representations to Dragon:

               a) With respect to those Properties SADIA Group has the Contract Rights in the Properties free and clear of all encumbrances or defects in title.

               b) With respect to those Properties in which SADIA Group holds an interest under the Contract Rights to the Properties:

                  (i) SADIA Group has the exclusive Contract Rights of such Properties;
                  (ii) SADIA Group is not and has not received any notice of default of any of the terms or provisions of such Contract Rights;
                  (iii) SADIA Group has the authority under the Contract Rights to perform fully its obligations under this Agreement;
                  (iv) to SADIA Group's knowledge, the Contract Rights are valid and in good standing;
                  (v) SADIA Group shall not sell or transfer any or all of its Contract Rights in the Properties nor lease, mortgage or otherwise encumber the Properties during the term of this Agreement without the prior written consent of Dragon, such consent

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not to be  unreasonably  withheld by Dragon.  SADIA Group hereby  grants  Dragon first right of refusal on any sale or transfer or it's interest or Contract Rights in the Properties. Dragon must exercise it's right of first refusal within 15 days of notice from SADIA Group's intent to sell or transfer any or all of it's Contract Rights in the Properties. In the event SADIA sells the Contract Rights to a third party, then such Contract Rights shall be subject to the rights and interests conferred to Dragon by this Agreement

               (c) SADIA Group provides to Dragon exclusively the Contract Rights to carry out such activities consisting of exploration for, and development and exploitation of, gold-bearing ores, alluvial diamonds, and diamond-bearing veins throughout the territory that makes up the Guayana Region, in the Capital District of Cedeno in the State of Bolivar, Venezuela, known as Natal I and II (the "Properties") totally approximately 6,378.17 hectares, for the term of this Agreement.


ARTICLE III
RELATIONSHIP OF THE PARTICIPANTS

            3.1 No Partnership. Nothing contained in this Agreement shall be deemed to constitute any participant the partner or the venture of the other, or, except as otherwise herein expressly provided, to constitute any Participant the agent or legal representative of the other, or to create any fiduciary relationship between them.


ARTICLE IV
CONTRIBUTIONS BY PARTICIPANTS

            4.1 Dragon will carry out exploration programs on the Properties as follows:-
               a) To target diamond producing areas ("Target Area") according to Dragon's engineer's recommendations;
               b) To pursue the purposes set out in section1.2 herein;

            4.2  Dragon agrees to:
               a) issue to SADIA: -

                  (i) 60,000 shares of Dragon as set out in section 4.8;
                  (ii) 80,000 shares of Dragon on the first anniversary of this agreement;
                  (iii) 110,000 shares of Dragon on the second anniversary of this agreement;
               b) spend $250,000 in exploration on the Properties as follows:
                  (i) $50,000 during the first year of this agreement;
                  (ii) $80,000 during the second year of this agreement;
                  (iii) $120,000 during the third year of this agreement.

               (c) In the event that Dragon shall spend funds in excess of that stated in 4.2(b)(i)(ii) in any year of this agreement, then, that excess shall be carried forward to the next year.

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            4.3 This  Agreement  is subject to the  approval of the  authorities having jurisdiction and Dragon agrees to instruct its attorneys to apply for the approval and issuance of 60,000 Dragon shares to SADIA that within five working days of the effective date of this agreement.

            4.4 In the event that Dragon shall: -
               (i) issue the 250,000 shares of Dragon to SADIA;
               (ii) spend U.S.$250,000 as stated in clause 4.2(b) herein; then SADIA shall cause SADIA Group to grant and transfer to Dragon a 50% interest in the Properties. If in addition to issuing the above mentioned 250,000 shares to SADIA, Dragon shall spend a total of $750,000 in exploration on the Properties within three (3) years of the effective date of this Agreement, then SADIA shall cause SADIA Group to grant and transfer to Dragon a 75% interest in the Properties.

            4.5 In the event Dragon's explorations indicates the presence of such quantities of diamonds that, in Dragon's sole judgment, it is economically feasible to mine, Dragon and SADIA Group will form a joint venture company ("Joint Venture Company") dedicated to mining that Target Area of the Property.

            4.6 Each Joint Venture Company will be owned and controlled equally by SADIA Group and Dragon and the Joint Venture Company's function will be to:

               a) engage in alluvial, fluvial and kimberlite mining of the target area;

               b) continue development of the target area, which would include test-mining, pilot plant recovery of diamonds and negotiating with major partners and financial institutions.

               Notwithstanding the foregoing, if in addition to spending the funds as set out in section 4.2(b) herein, Dragon spends an additional $500,000 on the Properties then Dragon shall have a 75% interest in any Joint Venture Company and SADIA Group shall have a 25% interest in any Joint Venture Company.

            4.7 To accomplish and comply with Sections 4.4, 4.5 and 4.6 above, the Corporacion Venezolana de Guayana ("C.V.G.") will be requested by SADIA
Group to allow assignment of all or part of SADIA Group's interest in the Properties to the Joint Venture company or companies or to Dragon as the case may be. Should the C.V.G. not allow any such assignment, then SADIA Group and Dragon will enter into whatever inter-corporate arrangements through the transfer of the common stock of Adamantine U.S.A. or Adamantine Venezuela or other means that are mutually agreeable to the Participants, that:

               a) in regard to Section 4.4 will accomplish an effective assignment to Dragon of either:

                  (i) 50% interest in the Properties; or

                  (ii) 75% interest in the Properties in the event that Dragon spends an additional $500,000 on the Properties, as the case may be.

               b) in regard to Section 4.6 will accomplish an effective assignment to Dragon of either:

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                  (i) a 50% interest in the subject target area as  contemplated in section 4.4 herein; or

                  (ii) a 75% interest in the subject target area in the event that Dragon spends an additional $500,000 on the Properties within the term of the Agreement.

            4.8 Notwithstanding section 4.5 herein, if either party elects not to participate in an individual Joint Venture company, then that party shall have no further interest in or right to that specific target area and the other party shall have the right to proceed unilaterally with the further development of the target area.

            4.9 On each Target Area where Dragon elects not to proceed to the next step (hereinafter called "SADIA Site"), Dragon will provide SADIA with the exploration data on that SADIA Site and Dragon will have no further interest in or rights to each SADIA Site. On each Target Area that SADIA elects not to proceed to the next step (hereinafter called "Dragon Site"), SADIA will assign all of its interest in the Dragon Site to Dragon, and should C.V.G. not allow such assignment then SADIA Group and Dragon shall enter into whatever inter-corporate arrangements that will accomplish an effective assignment to Dragon of a 100% interest in each Dragon Site.

            4.10 SADIA will provide to Dragon a Notice of Intent to sell the Dragon shares issued to SADIA pursuant to this Agreement, at which time Dragon shall have the right to purchase the said shares issued to SADIA at a price equal to the greater of the market value of the shares or $1.00 per share, within 30 clear days of receiving the said Notice of Intent to sell.

            4.11 Notwithstanding the foregoing, in the event that Dragon fails to issue the shares or fails to spend the funds as stated in clause 4.2 herein, then this agreement shall be null and void, and neither party hereto shall have any recourse against the other to enforce the terms of this agreement.


ARTICLE V
GENERAL PROVISIONS

            5.1 Notices All notices, payments and other required or permitted communications ("Notices") to either participant shall be in writing, and shall be addressed respectively as follows:

                  If to SADIA Group:- South African Diamond Holding Corp.
                                      P.O. BOX 9
                                      Payson Arizona 85541
                  Attention           Thomas L. Crom III
                  Telephone           (520) 474-9151
                  Facsimile           (520) 474-8354

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                  If to Dragon:-    Dragon Diamond Corporation
                                    P.O. BOX 34007
                                    Vancouver, B.C. Canada, V6J 4M1
                  Attention         Larry N. Lorenz
                  Telephone         (604) 737-8597
                  Facsimile         (604) 737-8593

            5.2 Currency. All references to dollars or $ herein shall mean lawful currency of the United States of America.

            5.3 Force Majeure Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance if prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); Acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any Court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local authority that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Participant seeking the approval or authorization (including, without limitation, a failure to complete any review and analysis required by a National Environmental Policy Act or any similar Venezuelan law within one month of initiation of that process); acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. The term of this Agreement shall be extended by an amount of time equal to a period or periods of suspension.


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            5.4 Further  Assurances  Each of the  Participants  shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement or as may be reasonably required by lenders in connection with project financing.



            5.5 Counterparts This Agreement may be executed by any number of counterparts, and it shall not be necessary that the signatures of all Participants be contained in any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

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Signed by South African Diamond Holding Corp. this ______ day of September, 1998 by:


/s/Thomas L. Crom III
Thomas L. Crom III
President

Signed by Adamantine Mining Corp. this _______ day of September, 1998 by:


/s/Thomas L. Crom III
Thomas L. Crom III

Signed by Compania Minera Adamantine C.A. this _____ day of September, 1998 by:



/s/Thomas L. Crom III
Thomas L. Crom III



Signed by Dragon Diamond Corporation this _______ day of September, 1998 by:



/s/Larry N. Lorenz                          /s/Aubrey L. McGinnis
Larry N. Lorenz                             Aubrey L. McGinnis
President                                   Secretary-Treasurer

                                       21

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                                   Exhibit 27

                             Financial Data Schedule

                                       21
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